SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 17, 2008
Date of report (Date of earliest event reported)
SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On November 17, 2008, the Board of Directors (“Board”) of SurModics, Inc. (the “Company”) elected Mary K. Brainerd as a member of the Board of the Company. Ms. Brainerd will join the board effective as of February 2, 2009, and will be a Class III director of the Company with a term expiring in 2011. Ms. Brainerd serves as the President and Chief Executive Officer of HealthPartners, Inc., a not-for-profit health plan organization headquartered in Minneapolis, Minnesota. At this time, the Board has not designated the committees upon which Ms. Brainerd will serve. Upon commencement of Ms. Brainerd’s term, she will receive compensation in accordance with the Company’s Board Compensation Policy.

Item 9.01 Financial Statements and Exhibits.
None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: November 21, 2008	/s/ Bryan K. Phillips
Bryan K. Phillips
Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

None.